Exhibit 99.1

John Hancock Emerging Markets Income Fund
John Hancock Financial Opportunities Fund
John Hancock Floating Rate High Income Fund
John Hancock Hedged Equity & Income Fund
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Strategic Diversified Income Fund
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund

 (each a “Trust” and collectively the “Trusts”)

POWER OF ATTORNEY

The undersigned Trustee or Officer of each Trust, each a Massachusetts business trust, does hereby appoint John J. Danello, Kinga Kapuscinski, Thomas Dee, Ariel Ayanna, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg, Harsha Pulluru, Sarah M. Coutu, Edward Macdonald, Suzanne Lambert and Mara Moldwin, to be my true, sufficient and lawful attorneys-in-fact, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any registration statements on Form N-2 to be filed by the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all exhibits and other documents relating thereto, and any and all amendments to said registration statements, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable the Trust to comply with the 1940 Act, the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically if the undersigned ceases to be a Trustee or Officer of the Trust.

Dated: December 14, 2017.

Name	Signature	Title

Andrew G. Arnott	/s/ Andrew G. Arnott	President and Trustee

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

Peter S. Burgess	/s/ Peter S. Burgess	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

James M. Oates	/s/ James M. Oates	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/ Gregory A. Russo	Trustee

Warren A. Thomson	/s/ Warren A. Thomson	Trustee